UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2013

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 14, 2013, Columbia Property Trust (the "Company") filed the Second Articles of Amendment (the "Second Articles") and the Third Articles of Amendment (the "Third Articles" and together with the Second Articles, the "Articles") in order to effect a 4 to 1 reverse stock split of the Company's existing common stock. The Second Articles change each share of issued and outstanding common stock of the Company, $.01 par value per share, into 1/4th of a share of common stock, $.04 par value per share. The Third Articles change the issued and outstanding shares of common stock from $.04 par value per share to $.01 per share and, thereby, reduce the aggregate par value of all authorized shares of common stock to $9,000,000. The Articles, and the reverse stock split, became effective on August 14, 2013.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Second Articles of Amendment
3.2	Third Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: August 15, 2013	By:	/s/ Wendy W. Gill
Wendy W. Gill
Chief Accounting Officer and Treasurer